UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2008

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2008, the Board of Directors of Sara Lee adopted amendments to Sara Lee's Bylaws to provide that the Bylaws may be amended by either the Board of Directors or by the majority vote of the stockholders. As amended, Article XI, Section 1 of Sara Lee's Bylaws now provides that "These Bylaws may be amended, altered or repealed by the affirmative vote of a majority of all the votes cast at any meeting of stockholders at which a quorum is present; provided that notice of the proposed amendment, alteration or repeal is included in the notice of the meeting in accordance with Article I, Section 10 of these Bylaws. The Board of Directors also may amend, alter or repeal these Bylaws by a vote of a majority of the directors present at a meeting."

Also on January 31, 2008, the Board of Directors adopted amendments to Sara Lee's Bylaws to clarify the provisions regarding the election of officers. The former Bylaws provided that certain officer positions could be filled only by the Board of Directors and certain other officer positions could be filled by any of the Board of Directors or the Chairman or Vice Chairman of the Board. The amended Bylaws maintain the same general authority regarding appointment of officers, but (i) clarify that the Chairman's and Vice Chairman's authority to appoint officers applies to any officer position that is below the level of a Board-appointed Corporate Vice President, and (ii) extends this authority to the Chief Executive Officer and President of Sara Lee, in addition to the Chairman and Vice Chairman. Article IV, Sections 1-5 and Article VII, Section 2 of the Bylaws were revised to reflect these amendments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

February 1, 2008	By:	Helen N. Kaminski

Name: Helen N. Kaminski
Title: Assistant General Counsel, Corporate & Securities